                                                                   Exhibit 99.1

                          MUTUAL RISK MANAGEMENT LTD.

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      PARENT COMPANY ONLY BALANCE SHEETS

                                                                                  As of December 31,
-                                                                            ----------------------------
                                                                                 2000             1999
-                                                                            -------------    -------------
                                   ASSETS
Cash and cash equivalents................................................... $     339,175    $   6,721,527
Investments.................................................................    12,017,747        9,664,914
Investments in subsidiaries and affiliates..................................   590,117,374      570,072,530
Due from subsidiaries and affiliates........................................            --          542,308
Other assets................................................................       423,968        2,319,150
                                                                             -------------    -------------
Total Assets................................................................ $ 602,898,264    $ 589,320,429
                                                                             =============    =============
                     LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses....................................... $       1,361    $     393,741
Other liabilities...........................................................     2,912,861        2,894,665
Due to subsidiaries and affiliates..........................................   164,778,873               --
Debentures..................................................................    13,672,737      110,898,002
Loans payable...............................................................    70,000,000      117,000,000
                                                                             -------------    -------------
Total liabilities...........................................................   251,365,832      231,176,408
                                                                             -------------    -------------
SHAREHOLDERS' EQUITY
Common Shares--Authorized 180,000,000 (par value $0.01), issued 41,614,649
  (excluding 2,728,816 cumulative shares held in treasury) (1999-41,205,191)       416,146          412,052
Additional paid-in capital..................................................   117,187,738      110,754,754
Accumulated other comprehensive (loss)......................................   (10,836,478)     (14,937,127)
Retained earnings...........................................................   244,765,026      261,914,342
                                                                             -------------    -------------
Total Shareholders' Equity..................................................   351,532,432      358,144,021
                                                                             -------------    -------------
Total Liabilities & Shareholders' Equity.................................... $ 602,898,264    $ 559,320,429
                                                                             =============    =============




                See Notes to Consolidated Financial Statements.

                          MUTUAL RISK MANAGEMENT LTD.

      CONDENSED FINANCIAL INFORMATION OF REGISTRANT--PARENT COMPANY ONLY
                          STATEMENTS OF (LOSS) INCOME

                                                                          Years ended December 31,
                                                                  ---------------------------------------
                                                                      2000          1999         1998
                                                                  ------------  ------------  -----------
NET INVESTMENT INCOME............................................ $  2,599,832  $  1,008,904  $ 2,171,384
Operating expenses...............................................      157,671       141,055      141,140
Interest expense.................................................   12,251,935       573,200           --
Amortization of debentures.......................................    1,396,167     5,996,459    6,605,238
                                                                  ------------  ------------  -----------
LOSS BEFORE EXTRAORDINARY LOSS AND EQUITY IN
  EARNINGS OF SUBSIDIARIES.......................................  (11,205,941)   (5,701,810)  (4,574,994)
Extraordinary loss on extinguishment of debentures, net of tax...   (6,827,242)     (181,742)          --
                                                                  ------------  ------------  -----------
LOSS BEFORE EQUITY IN EARNINGS OF SUBSIDIARIES...................  (18,033,183)   (5,883,552)  (4,574,894)
Undistributed equity in earnings of subsidiaries.................   12,451,227    56,321,584   69,102,196
                                                                  ------------  ------------  -----------
NET (LOSS) INCOME AVAILABLE TO COMMON
  SHAREHOLDERS...................................................
OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX.....................    5,581,956    50,438,032   64,527,202
Unrealized gains (losses) on investments, net of reclassification
  adjustment.....................................................    4,100,649   (19,393,912)     421,385
                                                                  ------------  ------------  -----------
COMPREHENSIVE (LOSS) INCOME...................................... $  1,481,307  $ 31,044,120  $64,948,587
                                                                  ============  ============  ===========


                See notes to Consolidated Financial Statements

                          MUTUAL RISK MANAGEMENT LTD.
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                  PARENT COMPANY ONLY STATEMENTS OF CASH FLOW

                                                                          Years ended December 31,
                                                                 -----------------------------------------
                                                                     2000           1999          1998
                                                                 -------------  ------------  ------------
NET CASH FLOW FROM OPERATING ACTIVITIES
Net loss before equity in earnings of subsidiaries.............. $ (18,033,183) $ (5,883,552) $ (4,574,994)
Items not affecting cash:
 Amortization of debentures.....................................     1,396,167     5,996,459     6,605,238
 Amortization of investments....................................            --    (1,092,079)   (1,108,773)
 Extraordinary loss on extinguishment of debt...................     6,827,242            --            --
 Other items....................................................    (4,123,544)           --            --
Net changes in non-cash balances relating to operations:
 Other assets...................................................     1,895,182        52,755       239,191
 Accounts payable and accrued expenses..........................      (392,380)      392,815        (6,592)
                                                                 -------------  ------------  ------------
NET CASH FLOW (APPLIED TO) FROM OPERATING
  ACTIVITIES....................................................   (12,430,516)     (533,602)   (1,074,060)
                                                                 -------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Cost of investments............................................    (2,230,750)           --   (15,942,997)
 Proceeds from sale of investments..............................            --            --    30,475,717
 Investments in and advances to subsidiaries and affiliates, net   161,706,134   (74,184,650)  (13,957,919)
                                                                 -------------  ------------  ------------
NET CASH FROM (APPLIED TO) INVESTING ACTIVITIES.................   159,475,384   (74,184,650)      574,801
                                                                 -------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net proceeds from shares issued................................     7,824,179    11,209,642     8,055,217
 Purchase of Treasury shares....................................    (1,387,105)  (29,813,837)           --
 Extinguishment of convertible debentures.......................  (101,325,130)   (6,163,258)           --
 Loans payable received (repaid)................................   (47,000,000)  117,000,000            --
 Subscription loans receivable..................................            --            --       383,761
 Loan interest received.........................................            --            --         4,922
 Dividends paid.................................................   (11,539,164)  (11,482,028)  (10,427,321)
                                                                 -------------  ------------  ------------
NET CASH FLOWS (APPLIED TO) FROM FINANCING
  ACTIVITIES....................................................  (153,427,220)   80,750,519    (1,983,421)
                                                                 -------------  ------------  ------------
Net (decrease) increase in cash and cash equivalents............    (6,382,352)    6,032,267      (334,560)
Cash and cash equivalents at beginning of year..................     6,721,527       689,260     1,023,820
                                                                 -------------  ------------  ------------
Cash and cash equivalents at end of year........................ $     339,175  $  6,721,527  $    689,260
                                                                 =============  ============  ============




                See Notes to Consolidated Financial Statements

                                                                    SCHEDULE VI

                          MUTUAL RISK MANAGEMENT LTD.

                      SUPPLEMENTARY INSURANCE INFORMATION
                          (U.S. DOLLARS IN THOUSANDS)

                                       Gross
                                    Reserve for
                         Deferred     Unpaid       Gross
                          Policy    Claims and  Discount if  Gross     Net       Net
Year ended December 31, Acquisition   Claims       any,     Unearned  Earned  Investment
   Property-Casualty       Costs     Expenses   Deducted(1) Premiums Premiums   Income
   -----------------    ----------- ----------- ----------- -------- -------- ----------
         2000..........   52,047     2,447,957    58,087    423,342  245,828    20,955
         1999..........   20,531     1,860,120    39,538    335,265  181,798    17,466
         1998..........   17,948     1,190,426    36,213    241,893  101,913    16,357



                        Net Claim and Claims
                         Expenses Incurred   Amortization Net Paid
                           Related to (1)    of Deferred   Claims
                        --------------------    Policy      and      Net      Other
Year ended December 31, Current              Acquisition   Claims  Premiums Operating
   Property-Casualty     Year     Prior Year     Cost     Expenses Written  Expenses
   -----------------    -------   ---------- ------------ -------- -------- ---------
         2000.......... 157,813     69,292     101,377    132,529  204,479   43,391
         1999.......... 146,414      1,291      51,582    128,384  200,517   42,857
         1998..........  74,476      3,782      26,061     53,158  104,948   30,164

--------
(1) Medical malpractice reserves have been discounted at 6%. Workers' compensation reserves have been discounted at 4%.